Filed Pursuant to Rule 424(b)(3)
Registration No. 333-220046

HINES GLOBAL INCOME TRUST, INC.
SUPPLEMENT NO. 4, DATED MARCH 12, 2018
TO THE PROSPECTUS, DATED DECEMBER 6, 2017

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Hines Global Income Trust, Inc., dated December 6, 2017 (the “Prospectus”), as supplemented by Supplement No. 1, dated January 18, 2018, Supplement No. 2, dated February 12, 2018 and Supplement No. 3, dated February 13, 2018. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.
The purposes of this Supplement are as follows:

A.	to provide an update regarding our distribution reinvestment plan;

B.	to update disclosure in the “Questions and Answers About this Offering” section of the Prospectus;

C.	to provide an update regarding the Partnership Agreement;

D.	to update disclosure in the “Prospectus Summary” and “Management” sections of the Prospectus;

E.	to update disclosure in the “Material U.S. Federal Income Tax Considerations” section of the Prospectus; and

F.	to update Appendix A-1 and Appendix A-2 to the Prospectus.

A.	Update Regarding Our Distribution Reinvestment Plan
We have adopted a distribution reinvestment plan, pursuant to which, if you subscribe for shares pursuant to this offering, your distributions will be automatically reinvested in additional whole or fractional common shares, unless you are a resident of certain states or a client of a participating broker dealer that does not permit automatic enrollment in the distribution reinvestment plan, or you elect not to become a participant by noting such election on your subscription agreement. The list of states where automatic enrollment is not permitted in the sections titled “Prospectus Summary-Distribution Reinvestment Plan” and “Description of Capital Stock-Distribution Reinvestment Plan,” on pages 31 and 184, respectively, of the Prospectus, are hereby revised to include Arkansas.

B.	Update to Questions and Answers About this Offering Section
The question “What is the per share purchase price?” beginning on page 6 of the Prospectus is hereby deleted and replaced in its entirety with the following:
Q.    What is the per share purchase price?
Each class of shares will be sold at the then-current transaction price, which generally will be equal to the most recently determined NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. Shares generally will be sold at the prior month’s NAV per share for the class of shares being purchased, plus applicable upfront selling commissions and dealer manager fees. Although the offering price for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month.
We expect that any such update to the transaction price to reflect an adjustment to the monthly NAV per share would be infrequent.  Such an adjustment may be appropriate (either positive or negative) to reflect the occurrence of extraordinary events at our properties or in the capital markets that may cause the value of our properties to change by such a significant amount that the NAV, if recalculated based on this event, is likely to be materially different. For example, if, after the most recent determination of the monthly NAV, a significant asset suffered catastrophic damage due to a natural disaster and the damage is not covered by our insurance policies, we may determine to adjust the NAV.  Such NAV adjustments also may be appropriate to reflect the occurrence of broader market-driven events identified by our Advisor or the independent valuation firm which may impact more than a specific property. Further, rapidly changing market conditions or material events, such as, for example, a stock market crash or other collapse in the capital markets, may not be immediately reflected in the most recently-determined monthly NAV and if we believe the NAV, if recalculated based on these events, is likely to be materially different, we may determine that an adjustment is necessary to reflect the estimated impact on the NAV.

C.	Amendment and Restatement of Partnership Agreement
On March 6, 2018, with the authorization of our board of directors, we, as general partner and Hines Global REIT II Associates Limited Partnership and our Advisor, as limited partners, entered into the Fifth Amended and Restated Limited Partnership Agreement of the Operating Partnership, effective as of December 6, 2017 (which we refer to in this Supplement as the “Amended Partnership Agreement”). The Amended Partnership Agreement amends certain portions of the Fourth Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated December 6, 2017, in order to reflect that, effective as of December 6, 2017, our Advisor, rather than Hines Global REIT II Associates Limited Partnership, is the holder of the Special OP Units.
Accordingly, disclosure in the sections of the Prospectus captioned “Questions and Answers About this Offering,” “Prospectus Summary-Management Compensation-Performance Participation Allocation” “Risk Factors-Risks Related to Investing in this Offering,” “Risk Factors-Risks Related to Organizational Structure,” “Risk Factors-Risks Related to Potential Conflict of Interest,” “Management-Our Advisor and Our Advisory Agreement,” “Management Compensation-Performance Participation Allocation,” “Security Ownership of Certain Beneficial Owners and Management,” “The Operating Partnership” and elsewhere throughout the Prospectus concerning the holder of the Special OP Units and payment of the performance participation allocation to the holder of the Special OP Units, are hereby updated to reflect that our Advisor is the holder of the Special OP Units, effective as of December 6, 2017.

D.	Update to Prospectus Summary and Management Sections
The organization chart in the sections titled “Prospectus Summary-Our Structure” and “Management-Our Advisor and Our Advisory Agreement-Our Structure” on pages 17 and 96, respectively, of the Prospectus is hereby deleted and replaced in its entirety with the following organization chart:

Indirectly owned
100% by
Jeffrey C. Hines
Entities wholly-owned and/or controlled by Gerald D. Hines and Jeffrey C. Hines
100%
Hines Global REIT II Investor Limited Partnership
Public Stockholders (3)
Hines Interests Limited Partnership (Hines)(2)
Sole Member
99.5%
Limited Partner
Hines Global REIT II Advisors GP LLC
Hines Investment Management Holdings Limited Partnership
.5%
Sole Member
99.9% Indirect
General Partner
Hines Global Income Trust, Inc.
Hines Global REIT II GP LLC
Hines Global REIT II Advisors LP (the Advisor)
Limited Partner and Holder of Special OP Units(1)
General Partner >99.9%
.1% General Partner
Limited Partner <0.1%
Hines Global REIT II Properties LP (the Operating Partnership)
Hines Global REIT II Associates Limited Partnership
Real Estate Investments

_________________

(1)	Please see “Management Compensation” for a description of the payments we may make with respect to the Special OP Units held by our Advisor.
(2)	Please see “Conflicts of Interest” for a description of the other direct participation programs sponsored and managed by Hines and its affiliates.
(3)
Please see “Security Ownership of Certain Beneficial Owners and Management” for information concerning the number of shares of our common stock owned by our officers and directors as of November 1, 2017.

E.	Update to Material U.S. Federal Income Tax Considerations Section
The following updates and should be read in conjunction with the “Material U.S. Federal Income Tax Considerations” section, beginning on page 204 of the Prospectus:
Recent changes to the U.S. tax laws affecting REITs and real estate.
On December 22, 2017, the Tax Cuts and Jobs Act, or the TCJA, was signed into law. The TCJA significantly changed the U.S. federal income tax laws applicable to businesses and their owners, including REITs and their stockholders. Technical corrections or other amendments to the TCJA or administrative guidance interpreting the TCJA may be forthcoming at any time. We cannot predict the long-term effect of the TCJA or any future law changes on REITs or their stockholders. Below is a brief summary of certain key changes in the TCJA, including changes that impact REITs and their stockholders with respect to an investment in REITs. The changes described below generally are effective for taxable years beginning after December 31, 2017, unless otherwise noted. Investors should consult with their tax advisors regarding the effect of the TCJA on their particular circumstances (including the impact of other changes enacted as part of the TCJA that do not directly relate to REITs and are not discussed here).
Income Tax Rates. Under the TCJA, the corporate income tax rate is reduced to 21%, and the corporate alternative minimum tax was repealed. The reduced corporate income tax rate, which is effective for taxable years beginning after December 31, 2017, reduces some of the tax advantage that REITs have had relative to C corporations. This reduced corporate income tax rate will apply to income earned by taxable REIT subsidiaries.
In the case of individuals, the TJCA reduces the highest marginal income tax rate applicable to individuals to 37%. Individuals continue to pay a maximum 20% rate on long-term capital gains and qualified dividend income, and the 3.8% Medicare tax on net investment income remains in effect. However, the TCJA also will allow individuals to deduct 20% of their dividends from REITs, excluding capital gain dividends and qualified dividend income (which continue to be subject to the 20% rate). As a result, dividend income received by an individual shareholder in a REIT will be subject to a maximum effective federal income tax rate of 29.6%, compared with the previously effective rate of 39.6%. The income tax rate changes applicable to individuals apply for taxable years beginning after December 31, 2017 and before January 1, 2026.
Limitation on Deductibility of Business Interest. The TCJA limits the amount of business interest expense that is deductible to the sum of the taxpayer’s business interest income for the tax year plus 30% of adjusted taxable income for the tax year. Business interest expense generally is interest paid or accrued with respect to indebtedness allocable to a trade or business. It does not include investment interest. Adjusted taxable income generally means taxable income from trade or business activities before any deductions for interest, net operating losses, or the new deduction for pass-through business income. In taxable years beginning before January 1, 2022, adjusted taxable income is also computed before deducting depreciation and amortization expense. Interest expense that is disallowed may be carried forward indefinitely. Businesses with average annual gross receipts of $25 million or less (determined by taking into account businesses operated by certain affiliated entities) are exempt from this limitation.
A real property trade or business may elect to not be subject to this limit. A real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operation, management, leasing, or brokerage trade or business. An electing real property trade or business must use longer alternative depreciation system periods (discussed below) prospectively for all real estate, including real estate acquired prior to the election. We have not yet determined whether the new limitation will affect us or any of our subsidiaries, or whether we and our subsidiaries are eligible to make and will make this election. Once made, this election is irrevocable.
Limits on Net Operating Losses. For taxable years beginning after January 1, 2018, the deduction for net operating losses is limited to 80% of taxable income (prior to the application of the dividends paid deduction). Net operating losses that are generated in taxable years ending after December 31, 2017 may be carried forward indefinitely.
Depreciation of Real Property. The TCJA reduces the recovery period under the modified accelerated cost recovery system (“MACRS”) for qualified improvement property to 15 years. Qualified improvement property is any improvement to the interior portion of a building which is non-residential real property if such improvement is placed in service after the date the building was first placed in service. The TCJA made no change to the MACRS recovery period for non-residential real property (39 years) and residential real property (27.5 years). Under the TCJA, the alternative depreciation system lives, which must be used following an election by a real property trade or business not to be subject to the new interest deduction limitation, are as follows: 30 years for residential real property (previously 40 years), 40 years for non-residential property (no change), and 20 years for qualified improvement property (previously 40 years).
Like-Kind Exchanges. The TCJA modifies the like-kind exchange provisions by restricting like-kind exchanges of property that are eligible for tax-deferred treatment to exchanges of real property not held primarily for sale. Previously, the like-kind exchange provisions also applied to personal property not held for sale. Accordingly, any personal property included with an exchange of a real property will no longer qualify for tax-deferred treatment under these provisions. This change applies to exchanges completed after December 31, 2017.
Other Issues. The TCJA makes numerous other large and small changes to tax rules that do not directly affect REITs but may affect our stockholders and may indirectly affect us. For example, the TCJA amended the rules for accrual of income so that income is taken into account for tax purposes no later than when it is taken into account on applicable financial statements, even if financial statements take such income into account before it would otherwise accrue under the original issue discount rules, market discount rules or other rules in the Code. Such rule may cause us to recognize income before any corresponding receipt of cash, which may make it more likely that we could be required to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which such income is recognized, although the precise application of this rule is unclear at this time. In addition, the TCJA reduced the limit deduction for individuals’ mortgage interest expense to interest on $750,000 of mortgages, and does not permit deduction of interest on home equity loans (after grandfathering all existing mortgages). Such change and the reduction in deductions for state and local taxes (including property taxes) may potentially (and negatively) affect the markets in which we may invest.
Prospective stockholders are urged to consult with their tax advisors with respect to the TCJA and any other regulatory or administrative developments and proposals and their potential effect on an investment in our common stock.

F.	Update to Appendix A
Appendix A-1 and Appendix A-2 to the Prospectus, as Supplemented by Supplement No. 2, dated February 12, 2018, are hereby updated and replaced in their entirety with the forms of subscription agreement  attached to this Supplement as Appendices A-1 and A-2, respectively.

Appendix A-1

Hines Global Income Trust

SUBSCRIPTION AGREEMENT FOR SHARES OF HINES GLOBAL INCOME TRUST

1 YOUR INITIAL INVESTMENT Make all checks* payable to: Hines Global Income Trust, Inc.

** Cash, cashier's checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.*

Investment Amount $
(The minimum investment is $2,500)

☐ Initial Purchase
☐ Subsequent Purchase

SHARE CLASS SELECTION *Select class T, D or I below* ***(Required)***

☐ **Share Class T** (3945) (minimum investment $2,500)

☐ **Share Class D** (3947) (minimum investment $2,500; available for certain fee-based wrap accounts, financial advisor purchases, RIA purchases and other eligible investors as disclosed in the prospectus)
Designate Purchase Type: ☐ Fee-based Purchase ☐ Financial Advisor Purchase ☐ RIA Purchase

☐ **Share Class I** (3948) (minimum investment $1,000,000 (unless waived); available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus)

2 OWNERSHIP TYPE *(Select only one)*

Non-Custodial Account Type

Brokerage Account Number ____________________

☐ Individual or Joint Tenant with Rights of Survivorship
☐ Transfer on Death *Optional designation. Not available for Louisiana residents. See Section 3D.*
☐ Tenants in Common
☐ Community Property
☐ Uniform Gift/Transfer to Minors
State of ______________
☐ Plan *Certification of Investment Powers Form or Plan Documents Required*
☐ Trust *Certification of Investment Powers Form or Trust Documents Required*
☐ Corporation / Partnership / Other
Corporate Resolution or Partnership Agreement Required

Third Party Custodial Account Type

Custodian Account Number ____________________

☐ IRA
☐ Roth IRA
☐ SEP IRA
☐ Simple IRA
☐ Other ____________________

Custodian Information *(To be completed by Custodian)*

Custodian Name____________________
Custodian Tax ID # ____________________
Custodian Phone # ____________________

3 INVESTOR INFORMATION

A. Investor Name *(Investor/Trustee/Executor/Authorized Signatory Information)*
*(Residential street address **MUST** be provided. See Section 4 if mailing address is different than residential street address.)*

First Name	(MI)	Last Name	
Social Security Number	Date of Birth (MM/DD/YYYY)	Gender	
Daytime Phone Number		Email Address	
Residential Street Address	City	State	Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below ***(Required)***
☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W8-BEN)*
____
Country of Citizenship

B. Co-Investor Name *(Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)*

First Name	(MI)	Last Name	
Social Security Number	Date of Birth (MM/DD/YYYY)	Gender	
Daytime Phone Number		Email Address	
Residential Street Address	City	State	Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below ***(Required)***
☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W8-BEN)*
____
Country of Citizenship

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❸ INVESTOR INFORMATION *(continued)*

C. Entity Name - Retirement Plan/Trust/Corporation/Partnership/Other

*(Trustee(s) and/or authorized signatory(s) information **MUST** be provided in Sections 3A and 3B)*

Entity Name	Tax ID Number	Date of Trust

Entity Type *(Select one. **Required**)*

☐ Retirement Plan ☐ Trust ☐ S-Corp ☐ C-Corp ☐ LLC ☐ Partnership

☐ Other ______________________________

Exemptions

(See Form W-9 instructions at www.irs.gov)

Exempt payee code *(if any)* ____________

Exemption from FATCA reporting code *(if any)* ____________

D. Transfer on Death Beneficiary Information *(Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)*

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary
					________%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary
					________%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary
					________%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary
					________%

❹ MAILING ADDRESS *(If different than residential street address provided in Section 3A)*

Address	City	State	Zip Code

❺ DISTRIBUTIONS

A. If you are **NOT** an Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, Ohio or Washington investor, you are automatically enrolled in our Distribution Reinvestment Plan. *If you do NOT wish to be enrolled in the Distribution Reinvestment Plan, please complete section 5(C).*

B. If you **ARE** an Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, Ohio or Washington investor, you are NOT automatically enrolled in our Distribution Reinvestment Plan. If you wish to participate, please check the box below. *If you do NOT wish to be enrolled in the Distribution Reinvestment Plan, please complete section 5(C).*

☐ **Distribution Reinvestment Plan** *(See prospectus for details)*

C. If you do not wish to enroll in the Distribution Reinvestment Plan, please complete the information below. *(Select only one)*
(For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian.)

1. ☐ **Cash/Check Mailed to the address set forth above** *(Available for Non-Custodial Investors only.)*

2. ☐ **Cash/Check Mailed to Third Party/Custodian**

Name/Entity Name/Financial Institution		Mailing Address	
City	State	Zip Code	Account Number *(Required)*

3. ☐ **Cash/Direct Deposit** Attach a pre-printed voided check. *(Non-Custodian Investors Only)*

I authorize Hines Global Income Trust, Inc. ("Hines Global Income Trust") or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Hines Global Income Trust in writing to cancel it. In the event that Hines Global Income Trust deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address	City	State
Your Bank's ABA Routing Number		Your Bank Account Number	

PLEASE ATTACH A PRE-PRINTED VOIDED CHECK

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❻ BROKER-DEALER/FINANCIAL ADVISOR/RIA INFORMATION *(Required Information. All fields must be completed)*

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence.

Broker-Dealer/RIA Firm		Financial Advisor Name/RIA Name	
Advisor Mailing Address			
City		State	Zip Code
Financial Advisor/CRD Number	Branch/IARD Number	Telephone Number	
E-mail Address		Fax Number	

Please note that unless previously agreed to in writing by Hines Global Income Trust, all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirm(s) which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program.

The undersigned further confirms, which confirmation is made on behalf of the Broker-Dealer with respect to sales of shares made through the Broker-Dealer, that, to the extent the investor identified herein is a plan, plan fiduciary, plan participant, plan beneficiary, IRA or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA) or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"): (a) there is no financial interest, ownership interest, or other relationship, agreement, or understanding that would limit its ability to carry out its fiduciary responsibility to such investor beyond the control, direction, or influence of other persons involved in such investor's purchase of shares; (b) it is capable of evaluating investment risk independently, both in general and with regard to particular transactions and investment strategies; and (c) it is a fiduciary under ERISA or the Code, or both, with respect to such investor's purchase of shares, and it is responsible for exercising independent judgment in evaluating such investor's purchase of shares.

X			X		
	Financial Advisor Signature/RIA Signature	*Date*		*Branch Manager Signature (If required by Broker-Dealer)*	*Date*

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7 SUBSCRIBER SIGNATURES

Hines Global Income Trust is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Hines Global Income Trust may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Hines Global Income Trust to accept this subscription, I hereby represent and warrant to you as follows:

PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED

(a) A copy of the Final Prospectus was delivered to me at least five business days before the date of this agreement.	*Initials*	*Initials*
(b) I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.	*Initials*	*Initials*
(c) In addition to the general suitability requirements described above in 7(b), I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS."	*Initials*	*Initials*
(d) If I am a **Kentucky** resident, then in addition to meeting the suitability standards described in the Prospectus, I shall not invest more than 10% of my liquid net worth in Hines Global Income Trust's shares or in shares of its affiliates' non-publicly traded real estate investment trusts.	*Initials*	*Initials*
(e) If I am a **Vermont** resident, and I am not an accredited investor(s) as defined in the Federal securities laws, then in addition to meeting the suitability standards described in the Prospectus, my investment in Hines Global Income Trust's shares shall not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.	*Initials*	*Initials*
(f) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.	*Initials*	*Initials*
(g) I am purchasing the shares for my own account or, if I am purchasing shares on behalf of an entity named in Section 3.C of this Subscription Agreement, I have due authority to execute this Subscription Agreement on behalf of such entity and hereby legally bind such entity.	*Initials*	*Initials*
(h) I understand that the transaction price per share at which my investment will be executed will be made available at www.hinessecurities.com/hgit and in a prospectus supplement or post-effective amendment filed with the Securities and Exchange Commission ("SEC"), available at www.sec.gov. I understand that once Hines Global Income Trust commences monthly valuations, which will be as of a date no later than January 31, 2018, the transaction price per share will be made available generally within 15 calendar days after the last calendar day of the prior month, and such transaction price will generally be equal to the prior month's net asset value ("NAV") per share of the class of shares being purchased, plus applicable upfront selling commissions and dealer manager fees. I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of each month and (ii) three business days after the transaction price is made publicly available. I understand that I am not committed to purchase shares at the time my subscription request is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my subscription request by notifying the transfer agent, my financial advisor, or directly through a toll-free telephone line, (888) 220-6121.	*Initials*	*Initials*

I declare that the information supplied above is true and correct and may be relied upon by the Company. I acknowledge that the Broker-Dealer/Financial Advisor (Broker-Dealer/Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/Financial Advisor of record at any time by contacting Hines Investor Relations at the number indicated below.

TAXPAYER IDENTIFICATION/SOCIAL SECURITY NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies: (i) that the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); (ii) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; (iii) I am a U.S. person (including a resident alien); and (iv) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.
NOTE: You must cross out (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X		X	
Signature of Investor	*Date*	*Signature of Co-Investor or Custodian (if applicable)*	*Date*

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

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❽ MISCELLANEOUS

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Hines Global Income Trust experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 7 above, they are asked to promptly notify Hines Global Income Trust and the Broker-Dealer in writing.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Hines Global Income Trust.

Please be aware that Hines Global Income Trust, Inc. ("Hines Global Income Trust"), Hines Global REIT II Advisors LP (the "Advisor"), Hines Interests Limited Partnership (the "Sponsor"), Hines Securities, Inc. (the "Dealer Manager") and their respective officers, directors, employees and affiliates are not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with Hines Global Income Trust's public offering or the purchase of Hines Global Income Trust's common stock and that the Advisor and the Dealer Manager have financial interests associated with the purchase of Hines Global Income Trust's common stock, as described in the Hines Global Income Trust's prospectus, including fees, expense reimbursements and other payments they anticipate receiving from Hines Global Income Trust in connection with the purchase of the common stock.

❾ DELIVERY INSTRUCTIONS

A. BEFORE YOU MAIL

1) **Have you completed all required information?**
The Social Security Number, Date of Birth and Residential Street Address must be provided for ALL signers.

2) **Are you using a Third Party Custodian?**
Paperwork must be submitted through the Custodian. Contact your Custodian for mailing instructions and any additional paperwork that might be required.

3) **Are you opening a Trust or Entity type account?**
Enclose additional required documentation as indicated in Section 2.

4) **Are you requesting ACH Direct Deposit?**
A pre-printed voided check is required.

B. MAILING ADDRESS:

Regular Mail:	Overnight Mail:
Hines Global Income Trust P.O. Box 219010 Kansas City, MO 64121-9010	Hines Global Income Trust 430 W. 7th St. Kansas City, MO 64105

C. WIRING INSTRUCTIONS:

United Missouri Bank
Account Name: Hines Universal Account
ABA Routing Number: 101000695
Account Number: 9871737284
Ref: [Investor Name]

For assistance completing this form, contact Hines Investor Relations at 888.220.6121

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Appendix A-2

Hines Global Income Trust

SUBSCRIPTION AGREEMENT FOR SHARES OF HINES GLOBAL INCOME TRUST

(Class S Shares)

1 YOUR INITIAL INVESTMENT Make all checks* payable to: Hines Global Income Trust, Inc.

** Cash, cashier's checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.*

Investment Amount $
(The minimum investment is $2,500)

☐ Initial Purchase
☐ Subsequent Purchase

2 OWNERSHIP TYPE *(Select only one)*

Non-Custodial Account Type

Brokerage Account Number ______________________

☐ Individual or Joint Tenant with Rights of Survivorship

☐ Transfer on Death *Optional designation. Not available for Louisiana residents. See Section 3D.*

☐ Tenants in Common

☐ Community Property

☐ Uniform Gift/Transfer to Minors
State of________________

☐ Plan *Certification of Investment Powers Form or Plan Documents Required*

☐ Trust *Certification of Investment Powers Form or Trust Documents Required*

☐ Corporation / Partnership / Other
Corporate Resolution or Partnership Agreement Required

Third Party Custodial Account Type

Custodian Account Number ______________________

☐ IRA

☐ Roth IRA

☐ SEP IRA

☐ Simple IRA

☐ Other ___________________________

Custodian Information *(To be completed by Custodian)*

Custodian Name_____________________________

Custodian Tax ID # __________________________

Custodian Phone # __________________________

3 INVESTOR INFORMATION

A. Investor Name *(Investor/Trustee/Executor/Authorized Signatory Information)*

(Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.)

First Name	(MI)	Last Name	
Social Security Number	Date of Birth (MM/DD/YYYY)	Gender	
Daytime Phone Number		Email Address	
Residential Street Address	City	State	Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below ***(Required)***

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W8-BEN)*

____
Country of Citizenship

B. Co-Investor Name *(Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)*

First Name	(MI)	Last Name	
Social Security Number	Date of Birth (MM/DD/YYYY)	Gender	
Daytime Phone Number		Email Address	
Residential Street Address	City	State	Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below ***(Required)***

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W8-BEN)*

____
Country of Citizenship

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❸ INVESTOR INFORMATION *(continued)*

C. Entity Name - Retirement Plan/Trust/Corporation/Partnership/Other

(Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B)

Entity Name | Tax ID Number | Date of Trust

Entity Type *(Select one. Required)*

☐ Retirement Plan ☐ Trust ☐ S-Corp ☐ C-Corp ☐ LLC ☐ Partnership

☐ Other ______________________________

Exemptions

(See Form W-9 instructions at www.irs.gov)

Exempt payee code *(if any)* __________

Exemption from FATCA reporting code *(if any)* ____________________

D. Transfer on Death Beneficiary Information *(Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)*

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary
					______________%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary
					______________%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary
					______________%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary
					______________%

❹ MAILING ADDRESS *(If different than residential street address provided in Section 3A)*

Address | City | State | Zip Code

❺ DISTRIBUTIONS

A. If you are **NOT** an Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, Ohio or Washington investor, you are automatically enrolled in our Distribution Reinvestment Plan. *If you do NOT wish to be enrolled in the Distribution Reinvestment Plan, please complete section 5(C).*

B. If you **ARE** an Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, Ohio or Washington investor, you are NOT automatically enrolled in our Distribution Reinvestment Plan. If you wish to participate, please check the box below. *If you do NOT wish to be enrolled in the Distribution Reinvestment Plan, please complete section 5(C).*

☐ **Distribution Reinvestment Plan** *(See prospectus for details)*

C. If you do not wish to enroll in the Distribution Reinvestment Plan, please complete the information below. *(Select only one)*
(For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian.)

1. ☐ **Cash/Check Mailed to the address set forth above** *(Available for Non-Custodial Investors only.)*

2. ☐ **Cash/Check Mailed to Third Party/Custodian**

Name/Entity Name/Financial Institution | Mailing Address

City | State | Zip Code | Account Number *(Required)*

3. ☐ **Cash/Direct Deposit** Attach a **pre-printed voided check**. *(Non-Custodian Investors Only)*

I authorize Hines Global Income Trust, Inc. ("Hines Global Income Trust") or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Hines Global Income Trust in writing to cancel it. In the event that Hines Global Income Trust deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name | Mailing Address | City | State

Your Bank's ABA Routing Number | Your Bank Account Number

PLEASE ATTACH A PRE-PRINTED VOIDED CHECK

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6 BROKER-DEALER/FINANCIAL ADVISOR/RIA INFORMATION *(Required Information. All fields must be completed)*

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence.

Broker-Dealer/RIA Firm	Financial Advisor Name/RIA Name	
Advisor Mailing Address		
City	State	Zip Code
Financial Advisor/CRD Number / Branch/IARD Number	Telephone Number	
E-mail Address	Fax Number	

Please note that unless previously agreed to in writing by Hines Global Income Trust, all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirm(s) which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program.

The undersigned further confirms, which confirmation is made on behalf of the Broker-Dealer with respect to sales of shares made through the Broker-Dealer, that, to the extent the investor identified herein is a plan, plan fiduciary, plan participant, plan beneficiary, IRA or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA) or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"): (a) there is no financial interest, ownership interest, or other relationship, agreement, or understanding that would limit its ability to carry out its fiduciary responsibility to such investor beyond the control, direction, or influence of other persons involved in such investor's purchase of shares; (b) it is capable of evaluating investment risk independently, both in general and with regard to particular transactions and investment strategies; and (c) it is a fiduciary under ERISA or the Code, or both, with respect to such investor's purchase of shares, and it is responsible for exercising independent judgment in evaluating such investor's purchase of shares.

X		X	
Financial Advisor Signature/RIA Signature	*Date*	*Branch Manager Signature (If required by Broker-Dealer)*	*Date*

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7 SUBSCRIBER SIGNATURES

Hines Global Income Trust is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Hines Global Income Trust may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Hines Global Income Trust to accept this subscription, I hereby represent and warrant to you as follows:

PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED

(a) A copy of the Final Prospectus was delivered to me at least five business days before the date of this agreement.

Initials *Initials*

(b) I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.

Initials *Initials*

(c) In addition to the general suitability requirements described above in 7(b), I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS."

Initials *Initials*

(d) If I am a **Kentucky** resident, then in addition to meeting the suitability standards described in the Prospectus, I shall not invest more than 10% of my liquid net worth in Hines Global Income Trust's shares or in shares of its affiliates' non-publicly traded real estate investment trusts.

Initials *Initials*

(e) If I am a **Vermont** resident, and I am not an accredited investor(s) as defined in the Federal securities laws, then in addition to meeting the suitability standards described in the Prospectus, my investment in Hines Global Income Trust's shares shall not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.

Initials *Initials*

(f) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.

Initials *Initials*

(g) I am purchasing the shares for my own account or, if I am purchasing shares on behalf of an entity named in Section 3.C of this Subscription Agreement, I have due authority to execute this Subscription Agreement on behalf of such entity and hereby legally bind such entity.

Initials *Initials*

(h) I understand that the transaction price per share at which my investment will be executed will be made available at www.hinessecurities.com/hgit and in a prospectus supplement or post-effective amendment filed with the Securities and Exchange Commission ("SEC"), available at www.sec.gov. I understand that once Hines Global Income Trust commences monthly valuations, which will be as of a date no later than January 31, 2018, the transaction price per share will be made available generally within 15 calendar days after the last calendar day of the prior month, and such transaction price will generally be equal to the prior month's net asset value ("NAV") per share of the class of shares being purchased, plus applicable upfront selling commissions and dealer manager fees. I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of each month and (ii) three business days after the transaction price is made publicly available. I understand that I am not committed to purchase shares at the time my subscription request is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my subscription request by notifying the transfer agent, my financial advisor, or directly through a toll-free telephone line, (888) 220-6121.

Initials *Initials*

I declare that the information supplied above is true and correct and may be relied upon by the Company. I acknowledge that the Broker-Dealer/Financial Advisor (Broker-Dealer/Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/Financial Advisor of record at any time by contacting Hines Investor Relations at the number indicated below.

TAXPAYER IDENTIFICATION/SOCIAL SECURITY NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies: (i) that the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); (ii) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; (iii) I am a U.S. person (including a resident alien); and (iv) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.
NOTE: You must cross out (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X *Signature of Investor* *Date* X *Signature of Co-Investor or Custodian (if applicable)* *Date*

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

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8 MISCELLANEOUS

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Hines Global Income Trust experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 7 above, they are asked to promptly notify Hines Global Income Trust and the Broker-Dealer in writing.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Hines Global Income Trust.

Please be aware that Hines Global Income Trust, Inc. ("Hines Global Income Trust"), Hines Global REIT II Advisors LP (the "Advisor"), Hines Interests Limited Partnership (the "Sponsor"), Hines Securities, Inc. (the "Dealer Manager") and their respective officers, directors, employees and affiliates are not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with Hines Global Income Trust's public offering or the purchase of Hines Global Income Trust's common stock and that the Advisor and the Dealer Manager have financial interests associated with the purchase of Hines Global Income Trust's common stock, as described in the Hines Global Income Trust's prospectus, including fees, expense reimbursements and other payments they anticipate receiving from Hines Global Income Trust in connection with the purchase of the common stock.

9 DELIVERY INSTRUCTIONS

A. BEFORE YOU MAIL

1) **Have you completed all required information?**
The Social Security Number, Date of Birth and Residential Street Address must be provided for ALL signers.

2) **Are you using a Third Party Custodian?**
Paperwork must be submitted through the Custodian. Contact your Custodian for mailing instructions and any additional paperwork that might be required.

3) **Are you opening a Trust or Entity type account?**
Enclose additional required documentation as indicated in Section 2.

4) **Are you requesting ACH Direct Deposit?**
A pre-printed voided check is required.

B. MAILING ADDRESS:

Regular Mail:
Hines Global Income Trust
P.O. Box 219010
Kansas City, MO 64121-9010

Overnight Mail:
Hines Global Income Trust
430 W. 7th St.
Kansas City, MO 64105

C. WIRING INSTRUCTIONS:

United Missouri Bank
Account Name: Hines Universal Account
ABA Routing Number: 101000695
Account Number: 9871737284
Ref: [Investor Name]

For assistance completing this form, contact Hines Investor Relations at 888.220.6121

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